Exhibit 99.1

PRESS RELEASE

                                                                                         Contact:
                                                                                        Trisha Tuntland
                                                                                       Director of Investor Relations
                                                                                      Cabot Microelectronics Corporation
                                                                                          (630) 499-2600

SUSAN M. WHITNEY ELECTED TO
CABOT MICROELECTRONICS' BOARD OF DIRECTORS

Aurora, IL, April 1, 2015 – Cabot Microelectronics Corporation (Nasdaq: CCMP), the world's leading supplier of chemical mechanical planarization (CMP) polishing slurries and a growing CMP pad supplier to the semiconductor industry, is pleased to announce today the election of Susan M. Whitney to the Company's Board of Directors.

Ms. Whitney, 65, a 35-year veteran of the IBM Corporation, retired in 2007 as the General Manager, IBM System X, leading the IBM Server Group, and directing IBM's global x86-based server division.  Prior to that, she served in numerous executive leadership roles, including marketing and sales responsibilities for the IBM Asia Pacific and IBM Midwest organizations.  She serves as a director of the College of Mt. St. Vincent, and served as a director of LSI Logic Corporation prior to its acquisition by Avago Technologies, Ltd. in 2014.  She received a B.A. in Mathematics and Economics from the College of Mt. St. Vincent.

"We are delighted to welcome Susan to our Board of Directors and look forward to the extensive information technology industry and Asia Pacific leadership experience she brings to us," said William P. Noglows, Cabot Microelectronics' Chairman.  "Susan's broad background over more than 40 years in key aspects of the technology sector with customers, markets and cultures that are also essential to our business brings additional expertise to our existing Board, and we look forward to her guidance."

Ms. Whitney was elected today by the Board of Directors of the Corporation with a term continuing until the Corporation's annual meeting of stockholders to be held in 2016.  She also was appointed a member of the Audit Committee and the Compensation Committee of the Board of Directors.  The Corporation's Board of Directors has determined that Ms. Whitney is an independent director as defined by relevant regulations.  The current size of the Corporation's Board of Directors is ten.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and a growing CMP pad supplier to the semiconductor industry.  The company's products play a critical role in the production of advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  The company's mission is to create value by developing reliable and innovative solutions, through close customer collaboration, that solve today's challenges and help enable tomorrow's technology.  The company has approximately 1,050 employees on a global basis.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Trisha Tuntland, Director of Investor Relations at 630-499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations.  These forward-looking statements include statements related to:  future sales and operating results; company and industry growth, contraction or trends; growth or contraction of the markets in which the company participates; the company's management, international events, regulatory or legislative activity, or various economic factors; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; natural disasters; the acquisition of or investment in other entities; uses and investment of the company's cash balance; financing facilities and related debt, payment of principal and interest, and compliance with covenants and other terms; the company's capital structure; and the operation of facilities by Cabot Microelectronics Corporation.  These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the SEC, that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see "Risk Factors" in the company's quarterly report on Form 10-Q for the quarter ended December 31, 2014 and in the company's annual report on Form 10-K for the fiscal year ended September 30, 2014, both filed with the SEC.  Cabot Microelectronics assumes no obligation to update this forward-looking information.